Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 24, 2019, with respect to the consolidated financial statements of Vivint Smart Home, Inc. and Subsidiaries included in the Proxy Statement of Mosaic Acquisition Corp. that is made a part of Amendment No. 3 to the Registration Statement (Form S-4 No. 333-233911) and Prospectus of Mosaic Acquisition Corp. for the registration of its equity securities.

/s/ Ernst & Young LLP

Salt Lake City, Utah

November 25, 2019